Exhibit 10.4

FIRST AMENDMENT TO SPONSOR SUPPORT AGREEMENT

This First Amendment to Sponsor Support Agreement (this “Amendment”), dated as of June 20, 2023, is entered into by and among Drilling Tools International Holdings, Inc., a Delaware corporation (the “Company”), ROC Energy Acquisition Corp., a Delaware corporation (“Acquiror”), and ROC Energy Holdings, LLC, a Delaware limited liability company (the “Sponsor”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Sponsor Support Agreement (as defined below).

RECITALS

WHEREAS, Acquiror, ROC Merger Sub, Inc., a Delaware corporation, and the Company are parties to that certain Agreement and Plan of Merger, dated as of February 13, 2023, as amended by the First Amendment to Agreement and Plan of Merger dated June 5, 2023 (as so amended, the “Merger Agreement”);

WHEREAS, the Company, Acquiror and Sponsor are party to that certain Sponsor Support Agreement, dated as of February 13, 2023 (the “Sponsor Support Agreement”);

WHEREAS, Section 6.4 of the Sponsor Support Agreement incorporates by reference into the Sponsor Support Agreement the provisions of Article XI of the Merger Agreement, including Section 11.10 that provides that the agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by each of the parties thereto in the same manner as the agreement and which makes reference to the agreement; and

WHEREAS, the Company, Acquiror and Sponsor desire to amend the Sponsor Support Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Amendment, and intending to be legally bound hereby, the Company, Acquiror and Sponsor agree as follows:

1. Amendment to Recitals. The third and fourth recitals regarding the PIPE Founder Share Forfeiture and the sharing of Founder Shares based on Public Share Redemptions are hereby deleted in their entirety and replaced with the following:

“WHEREAS, in order to induce the Company to consummate the transactions contemplated by the Merger Agreement, Sponsor has agreed to forfeit 1,775,084 Founder Shares, and Acquiror will issue an equal number of shares of PubCo Common Stock to the Company Stockholders, with such shares received by Company Stockholders being treated as an adjustment to the merger consideration to be received by the Company Stockholders;”

3. Amendment of Section 4.8. Section 4.8 is hereby deleted in its entirety and replaced with the following: “Forfeited Founder Share Merger Consideration. At the Closing and immediately prior to the Effective Time, Sponsor shall forfeit, without any consideration, 1,775,084 Founder Shares to Acquiror, and Acquiror shall issue 1,775,084 shares of PubCo Common Stock to Company Stockholders pursuant to the Merger Agreement (the “Forfeited Founder Share Merger Consideration”).”

4. No Further Amendment. Except as expressly and specifically set forth herein, the Sponsor Support Agreement is not otherwise being amended, modified or supplemented and all terms and provisions of the Sponsor Support Agreement are and shall remain in full force and effect in accordance with its terms and nothing contained herein or in any other communication prior to the execution and delivery hereof shall be construed as a waiver by, or consent from, any party hereto of any condition, any covenant or other provision of the Sponsor Support Agreement.

5. Governing Law; Jurisdiction; Waiver of Trial by Jury. The provisions of Sections 6.3 (Governing Law) of the Sponsor Support Agreement and Article XI of the Merger Agreement are hereby incorporated by reference as if set forth in full herein and shall apply hereto mutatis mutandis.

6. Captions; Counterparts. The captions in this Amendment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company, Acquiror and Sponsor have caused this Amendment to be executed and delivered as of the date first written above.

ROC ENERGY ACQUISITION CORP.

By:	/s/ Daniel Jeffrey Kimes
Name: Daniel Jeffrey Kimes
Title: Chief Executive Officer

ROC ENERGY HOLDINGS, LLC

By:	/s/ Joseph Drysdale
Name: Joseph Drysdale
Title: Managing Member

DRILLING TOOLS INTERNATIONAL HOLDINGS, INC.

By:	/s/ R. Wayne Prejean
Name: R. Wayne Prejean
Title: Chief Executive Officer

[Signature page to First Amendment to Sponsor Support Agreement]